Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 20, 2001 included in BioMarin Pharmaceutical Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                           /s/ Arthur Andersen LLP

San Francisco, California
May 18, 2001